                                                                    EXHIBIT 4.11



                                   APPENDIX A

                           SERIES 1996-1 DEFINITIONS

         Terms used herein and not otherwise defined have the meanings assigned to such terms in Appendix I to the Administrative Agency Agreement. To the extent that the definitions set forth herein conflict with the definitions set forth in Appendix I, or incorporated by reference therein, the definitions set forth herein shall be controlling.

         "Accrual Period" shall mean, with respect to any Payment Date other than the first Payment Date, the three Collection Periods preceding such Payment Date, and with respect to the first Payment Date, the period from and including the Series 1996-1 Cut-Off Date up to and including the last day of the immediately preceding Collection Period.

         "Additional Payment" shall mean, with respect to any Payment Date, the lesser of (a) an amount equal to the Cash Collateral Amount (after giving effect to the aggregate amounts required to be deposited to the Cash Collateral Account pursuant to Section 6.5 of the Program Operating Lease without regard to Section 6.6 thereof) minus the Required Cash Collateral Amount, in each case, on such Payment Date and (b) an amount equal to the sum of the Outstanding Amount of the Senior Notes, the Outstanding Amount of the Subordinated Notes and the Aggregate Certificate Balance of the Lease Trust Certificates, in each case, prior to any payments on such Payment Date minus the sum of the Available Sale Proceeds for the related Accrual Period (and, following the Payment Date on which the Outstanding Amount of the Senior Notes has been reduced to zero, any Available Sale Proceeds from prior Accrual Periods that remain on deposit in the Series 1996-1 Payments Account) and the aggregate Residual Values of the Series 1996-1 Leased Vehicles the related Series 1996-1 Leases of which have not terminated as of the end of the last day of the preceding Accrual Period; provided that on any Payment Date on which the Available Funds is less than the Required Interest Payment, the Additional Payment shall equal the lesser of such shortfall or the aggregate amounts required to be deposited to the Cash Collateral Account on such Payment

Date pursuant to Section 6.5 of the Program Operating Lease without regard to
Section 6.6 thereof.

         "Administrative Agency Agreement" shall mean the Administrative Agency Agreement as supplemented by the Series 1996-1 Supplement, and as otherwise amended, modified or supplemented from time to time.

         "Aggregate Certificate Balance" shall mean, as of any date, the aggregate Certificate Balances of the Lease Trust Certificates as of such date; provided, that in determining whether the holders of Lease Trust Certificates evidencing the requisite portion or percentage of the Aggregate Certificate Balance have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Lease Trust Certificates owned by the Issuer, the Depositor, the Administrative Agent or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Aggregate Certificate Balance, except that, in determining whether the Indenture Trustee and Lease Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Lease Trust Certificates that a Responsible Officer (as defined in the Indenture) of the Indenture Trustee, if applicable, and a Responsible Officer (as defined in the Lease Trust Agreement) of the Lease Trustee with direct responsibility for the administration of the Lease Trust Agreement, if applicable, knows to be so owned shall be so disregarded.

         "Aggregate Net Monthly Payment Advances" shall mean, with respect to any Accrual Period, an amount, which may be positive or negative, equal to the aggregate Monthly Payment Advances made with respect to Series 1996-1 Leases in accordance with Section 5.4(b) of the Series 1996- 1 Supplement during the preceding Accrual Period minus the aggregate Monthly Payment Advances with respect to Series 1996-1 Leases repaid to the Administrative Agent pursuant to
Section 6.3 of the Administrative Agency Agreement during such Accrual Period.

         "Aggregate Net Sale Proceeds Advances" shall mean, with respect to any Accrual Period, an amount, which may be positive or negative, equal to the aggregate Sale Proceeds Advances with respect to Series 1996-1 Leased Vehicles made by the Administrative Agent pursuant to

Section 5.4 of the Administrative Agency Agreement during the preceding Accrual Period minus the aggregate Sales Proceeds Advances with respect to Series 1996-1 Leased Vehicles repaid to the Administrative Agent pursuant to Section
5.4 of the Administrative Agency Agreement during such Accrual Period.

         "Applicable Law" shall mean all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

         "Asset Contribution Agreement" shall mean the agreement dated as of November 26, 1996 between Ford Credit and Ford Credit Leasing, as contributors, and RCL Trust 1996-1, as contributee.

         "Auction Proceeds" shall mean, with respect to any Series 1996-1 Leased Vehicle which is sold at auction or otherwise disposed of by the Administrative Agent on behalf of FCTT, all amounts received by the Administrative Agent in connection with such sale or disposition; provided, that if RCL Trust 1996-1 exercises the purchase option pursuant to Section 9.1 of the Program Operating Lease, the "Auction Proceeds" shall mean the related RCL Purchase Option Price.

         "Available Funds" shall mean, with respect to any Payment Date, the Available Sale Proceeds plus the Cash Collateral Required Draw Amount.

         "Available Sale Proceeds" shall mean, with respect to any Payment Date, the Sale Proceeds for all Series 1996-1 Leased Vehicles plus the Aggregate Net Sale Proceeds Advances, in each case with respect to the related Accrual Period.

         "Basic Documents" shall mean the FCTT Agreement, the Administrative Agency Agreement, the Series 1996-1 Supplement, the RCL Trust Agreement, the Program Operating Lease, the Asset Contribution Agreement, the Transfer Agreement, the Lease Trust Agreement, the Lease Trust Paying Agent Agreement, the Indenture, each appendix and exhibit thereto, and each instrument and certificate delivered in connection therewith.

         "Cash Collateral Account" shall mean the account designated as such pursuant to Section 3.5(a) of the Program Operating Lease.

         "Cash Collateral Account Certificate" shall mean the certificate designated as such pursuant to Section 8.3(a) of the Indenture.

         "Cash Collateral Account Investments" shall mean the Vista 100% U.S. Treasury Securities Fund; provided, than in the event the Vista 100% U.S. Treasury Securities Fund is not available or is no longer rated in the highest long-term rating category by each Rating Agency, all amounts on deposit in the Cash Collateral Account shall be invested in the Vista Treasury Plus Fund; provided, further, that if the Vista Treasury Plus Fund and the Vista 100% U.S. Treasury Securities Fund both are not available, or are both no longer rated in the highest long-term rating category by each Rating Agency, amounts on deposit in the Cash Collateral Account shall be invested in the Fidelity U.S. Government Reserve Fund, provided, that the Fidelity U.S. Government Reserve Fund is rated in the highest long-term rating category by each Rating Agency.

         "Cash Collateral Account Property" shall have the meaning set forth in
Section 3.5(a) of the Program Operating Lease.

         "Cash Collateral Additional Draw Amount" shall mean, with respect to any Payment Date, an amount equal to the Additional Payment for such Payment Date less the portion of such Additional Payment to be applied to make payments on the Subordinated Notes.

         "Cash Collateral Amount" shall mean, with respect to any date of determination, the amount on deposit in the Cash Collateral Account (including any investment earnings (net of losses and investment expenses) accrued through the last day of the Collection Period immediately preceding such date of determination) at the opening of business on such date of determination unless otherwise specified.

         "Cash Collateral Deposit Amount" shall mean, with respect to any Payment Date, the Series 1996-1 Collections (other than Sale Proceeds) plus the Aggregate Net

Monthly Payment Advances plus all investment earnings (net of losses and investment expenses) on amounts deposited in the Series 1996-1 Collection Account, in each case with respect to the related Accrual Period.

         "Cash Collateral Required Draw Amount" shall mean, with respect to any Payment Date, the lesser of (a) the Required Interest Payment for such Payment Date and (b) the Cash Collateral Amount on the Business Day preceding such Payment Date (after giving effect to the addition of the Cash Collateral Deposit Amount, any Transferor Purchase Option Net Proceeds required to be deposited to the Cash Collateral Account and the investment earnings (net of losses and investment expenses) on amounts deposited in the Certificate Distribution Account during the related Accrual Period on such Business Day).

         "Certificate Balance" shall mean, with respect to any Lease Trust Certificate, initially, the principal balance of such Lease Trust Certificate on the Series 1996-1 Issue Date, and thereafter, as of any date, such amount minus all amounts distributed with respect to such Lease Trust Certificate as principal pursuant to the Lease Trust Agreement on or before such date.

         "Certificate Distribution Account" shall mean the account designated as such pursuant to Section 5.1(a) of the Lease Trust Agreement.

         "Certificate Distribution Draw Amount" shall mean, (i) with respect to any Semiannual Payment Date on which the Available Funds for the Semiannual Payment Date is less than the amount equal to the Required Interest Payment less interest accrued on the Lease Trust Certificates, an amount equal to the lesser of (x) such shortfall and (y) the amount on deposit in the Certificate Distribution Account on the Business Day preceding such Semiannual Payment Date and (ii) with respect any other Semiannual Payment Date or Payment Date, zero.

         "Certificate Interest Rate" shall mean the per annum rate at which interest accrues on the Lease Trust Certificates, which shall be 6.10%.

         "Class" shall mean, with respect to the Senior Notes, all of the Senior Notes having the same Senior Note Interest Rate and the same Stated Maturity.

         "Closing Date" shall mean November 26, 1996.

         "Demand Notes" means, collectively, the demand notes, each dated November 26 1996, (i) from Ford Credit as maker and Ford Credit Leasing as payee in a principal amount of $43,167,000; (ii) from Ford Credit as maker and RCL Trust 1996-1 as payee in a principal amount of $13,034,000; (iii) from Ford Credit as maker and Ford Credit Leasing as payee in a principal amount of $133,000 and assigned to RCL Trust; (iv) from Ford Credit as maker and RCL Trust as payee in a principal amount of $19,600,000 and assigned to the Lease Trust; (v) from Ford Credit as maker and Ford Credit Leasing as payee in a principal amount of $200,000 and assigned to the Lease Trust; and (vi) from Ford Credit as maker and Ford Credit Leasing as payee in a principal amount of $200,000, assigned to RCL Trust 1996-1 and further assigned to the Lease Trust.

         "Eligible Account" shall mean a segregated trust account at a financial institution having a long-term debt rating by each Rating Agency of at least "Baa3" or the equivalent.

         "Eligible State" shall mean each of Arizona, Arkansas, California, Colorado, Kansas, Minnesota, Nebraska, Nevada, New Mexico, New York, North Dakota, Pennsylvania, South Dakota, Virginia, and Washington.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Indenture" shall mean the indenture dated as of November 26, 1996 between the Lease Trustee and the Indenture Trustee, as amended or supplemented from time to time.

         "Indenture Event of Default" shall mean any Event of Default (as defined in the Indenture) set forth in Section 5.1 of the Indenture.

         "Indenture Trustee" shall mean The Chase Manhattan Bank, a New York corporation, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee thereunder.

         "Initial Cash Collateral Deposit" shall mean $30,821,533.09.

         "Interest Accrual Period" shall mean, with respect to any Payment Date and (i) the Class A-1 Senior Notes, the period from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (ii) the Class A-2 Senior Notes, the Subordinated Notes and the Lease Trust Certificates, the period from and including the Closing Date (in the case of the first Payment Date) or from and including the 15th day of the third calendar month preceding the calendar month in which such Payment Date occurs, to but excluding the 15th day of the calendar month in which such Payment Date occurs, in each case whether or not such day is a Business Day.

         "Lease Event of Default" shall mean each event of default set forth in
Section 10.1 of the Program Operating Lease.

         "Lease Trust" shall mean Ford Credit Auto Lease Trust 1996-1 created pursuant to the Lease Trust Agreement.

         "Lease Trust Agreement" shall mean the trust agreement dated as of November 26, 1996 between RCL Trust 1996-1 and the Lease Trustee, as amended or supplemented from time to time.

         "Lease Trust Certificate" shall mean a certificate evidencing an interest in the Lease Trust substantially in the form attached to the Lease Trust Agreement as Exhibit A.

         "Lease Trust Certificateholder" shall mean, as of any date, the Person in whose name a Lease Trust Certificate is registered on the Lease Trust Register.

         "Lease Trustee" shall mean PNC Bank, Delaware, not in its individual capacity but solely as trustee under the Lease Trust Agreement, and any successor trustee thereunder.

         "Lease Trust Estate" shall mean (i) the rights of the Lease Trust under Series 1996-1 Certificates, (ii) the rights of the Lease Trust as lessor under the Program Operating Lease and amounts payable to the Lease Trust thereunder, (iii) the Series 1996-1 Collection Account, the Series 1996-1 Payahead Account, the Series 1996-1 Payments Account, the Series 1996-1 Certificate Distribution Account and all funds on deposit from time to time in the Series 1996-1 Collection Account, the Series 1996-1 Payahead Account, the Series 1996-1 Payments Account, the Series 1996-1 Certificate Distribution Account and in all investments and proceeds thereof (including all investment earnings (net of losses and investment expenses) from amounts on deposit in the Collection Account and the Certificate Distribution Account), (iv) the rights of the Lease Trust as assignee of RCL Trust 1996-1 under the Asset Contribution Agreement, (v) the rights of the Lease Trust as Holder of the Series 1996-1 Certificates under the Administrative Agency Agreement and the Series 1996-1 Supplement, (vi) the security interest of the Lease Trust in the Subordinated Notes and in amounts credited to the Cash Collateral Account and the right to make withdrawals from the Cash Collateral Account and (vii) all proceeds of the foregoing.

                 "Lease Trust Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Lease Trust Agreement and shall initially be The Chase Manhattan Bank.

         "Monthly Remittance Conditions" shall mean, with respect to Series 1996-1 Collections, (i) Ford Credit is the Administrative Agent, (ii) the rating of Ford Credit's short-term unsecured debt is at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Ratings Services and (iii) no Event of Default with respect to Series 1996-1 shall have occurred under the Administrative Agency Agreement.

         "Outstanding Amount" shall mean, as of any date with respect to (i) any Class of Senior Notes, the aggregate principal amount of all Senior Notes of the Class which are Outstanding (as defined in the Indenture) on such date and with respect to all of the Senior Notes, the aggregate principal amount of all Senior Notes which are Outstanding (as defined in the Indenture) on such date, in each case as reduced by payments of principal previously made on such Senior Notes and (ii) with respect to the Subordinated Notes, the aggregate principal amount of all Subordinated Notes which are outstanding on such date, in each case as reduced by payments of principal previously made on the Subordinated Notes); provided, that in determining whether the holders of Subordinated Notes evidencing the requisite portion or percentage of the Outstanding Amount of the Subordinated Notes have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Subordinated Notes owned by the Issuer, the Depositor, the Administrative Agent or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Outstanding Amount of the Subordinated Notes, except that, in determining whether the Indenture Trustee and Lease Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Subordinated Notes that a Responsible Officer (as defined in the Indenture) of the Indenture Trustee, if applicable, and a Responsible Officer (as defined in the Lease Trust Agreement) of the Lease Trustee with direct responsibility for the administration of the Lease Trust Agreement, if applicable, knows to be so owned shall be so disregarded.

         "Payment Date" shall mean February 15, May 15, August 15 and November 15 of each year or, if any such day is not a Business Day, the next succeeding Business Day, commencing February 17, 1997.

         "Permitted Investments" shall mean that amounts to be invested up to the greater of (i) $25,000,000 or (ii) 25% of the amounts to be invested shall be invested in U.S. dollar time deposits of one or more of the following banks, as required, in the order of priority indicated so long as at the time of the investment (or commitment to invest) therein, the commercial paper, other short-term unsecured debt obligations or deposits of such bank shall be rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard and Poor's Ratings Services: (1) The Bank of Tokyo-Mitsubishi, Ltd., (2) Societe Generale,
(3) The Hong Kong & Shanghai Bank, Ltd., (4) The Canadian Imperial Bank of Commerce, (5) The Sumitomo Bank, Limited, (6) The Industrial Bank of Japan, Ltd., (7) The Sanwa Bank, Limited, (8) Bank of Montreal, (9) National Westminster Bank plc and (10) Kredietbank, N.V. For purposes of this definition of "Permitted Investments," the amounts to be invested as of any date of determination shall include amounts invested or to be invested on an aggregate basis as of such date in the Series 1996-1 Collection Account, the Series 1996-1 Payahead Account, the Series 1996-1 Payments Account and the Certificate Distribution Account.

         "Pool Balance" shall mean, with respect to any date, the Series Specified Asset Amount with respect to Series 1996-1 Assets as of such date.

         "Program Operating Lease" shall mean the agreement dated November 26, 1996 between RCL Trust 1996-1, as Program Lessee, and the Lease Trustee, as Program Lessor, as amended from time to time.

         "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as such term is defined in paragraph (a)(1) of Rule 144A of the Securities Act.

         "Rating Agency" shall mean Moody's Investors Service, Inc. and Standard & Poor's Ratings Services. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee, the Lease Trustee and the Administrative Agent.

         "RCL Account" shall mean the account designated as such pursuant to
Section 5.1 of the RCL Trust Agreement.

         "RCL Assignment Agreement" shall mean the assignment agreement dated as of November 26, 1996 between the RCL Trust 1996-1, as assignor, and Ford Credit Leasing, as assignee, substantially in the form attached as Exhibit A to the RCL Trust Agreement.

         "RCL Purchase Option Price" shall mean, with respect to the beneficial interest in any Series 1996-1 Leased Vehicle, the Residual Value of such Series 1996-1 Leased Vehicle minus any amounts due from the related Lessee with respect to Excess Wear and Tear and Excess Mileage which were uncollected as of the end of the Collection Period in which the related Auction Proceeds were received.

         "RCL Trust 1996-1" shall mean RCL Trust 1996-1 established pursuant to the RCL Trust Agreement.

         "RCL Trust Agreement" shall mean the agreement dated as of November 19, 1996 among Ford Credit as Grantor and initial Beneficiary, Ford Credit Leasing as Grantor and initial Beneficiary, and the RCL Trustee.

         "RCL Trustee" shall mean First Union Bank of Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee of RCL Trust 1996-1.

         "Required Cash Collateral Amount" shall mean, with respect to (i) any Payment Date occurring prior to the earlier to occur of (a) the date on which the last remaining Series 1996-1 Lease terminated and (b) the termination of the Program Operating Lease pursuant to Section 11.1(a) thereof, the product of 3.25% and the Pool Balance on the Closing Date and (ii) any subsequent Payment Date, zero.

         "Required Interest Payment" shall mean, with respect to any Payment Date, (i) the Series 1996-1 Administrative Fee plus (ii) the amount of interest accrued during the preceding Interest Accrual Period on the Outstanding Amount of each Class of Senior Notes at their respective Senior Note Interest Rates together with any overdue interest plus interest on any overdue interest at the applicable Senior Note Interest Rate, on the Outstanding Amount of the Subordinated Notes at the Subordinated Note Interest Rate together with any overdue interest plus interest on any overdue interest at the Subordinated Note Interest Rate, and on the Aggregate Certificate Balance of the Lease Trust Certificates at the Certificate Interest Rate together with any overdue interest plus interest on any overdue interest at the Certificate Rate.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Semiannual Interest Accrual Period" shall mean the period from and including the Closing Date (in the case of the first Semiannual Payment Date) or from and including the 15th day of the sixth calendar month preceding the calendar month in which such Semiannual Payment Date occurs, to but excluding the 15th day of the calendar month in which such Semiannual Payment Date occurs, in each case whether or not such day is a Business Day.

         "Semiannual Payment Date" shall mean May 15 and November 15 of each year or, if any such day is not a Business Day, the next succeeding Business Day, commencing May 15, 1997.

         "Senior Noteholder" shall mean, as of any date, the Person in whose name a Senior Note is registered on the Senior Note Register. When used with respect to any Note, the "related Senior Noteholder" shall mean, as of any date, the Person registered on the Senior Note Register with respect to such Senior Note.

         "Senior Note Interest Rate" shall mean with respect to the Senior Notes of any Class, the annual rate at which interest accrues on the Senior Notes of the Class, as specified in Section 2.1 of the Indenture and in the Senior Notes.

         "Senior Notes" shall mean, the 5.45125% Class A-1 Asset Backed Notes and the 5.80% Class A-2 Asset Backed Notes, each as issued by the Lease Trust pursuant to the Indenture and each as defined therein.

         "Series 1996-1" shall mean the Series of Specified Beneficial Certificates designated as the Series 1996-1 Specified Beneficial Certificates.

         "Series 1996-1 Administrative Fee" shall mean, with respect to any Payment Date, the Specified Asset Administrative Fee payable to the Administrative Agent for services rendered in connection with servicing the Series 1996-1 Assets and administering the distributions of funds during such Accrual Period (including the payment of the fees and expenses of Comerica, the Lease Trustee and the Indenture Trustee) which shall be equal to the sum, for each of the three Collection Periods preceding such Payment Date, of the product of (i) one-twelfth of 1% and (ii) the Pool Balance as of the beginning of each such Collection Period.

         "Series 1996-1 Asset Amount" shall mean the Series Specified Asset Amount with respect to Series 1996-1.

         "Series 1996-1 Assets" shall have the meaning set forth in Section 1.1 of the Series 1996-1 Supplement.

         "Series 1996-1 Certificates" shall mean the Series of Specified Beneficial Certificates issued by FCTT and designated as the "Series 1996-1 Specified Beneficial Certificates" representing in the aggregate a 100% beneficial interest in the Series 1996-1 Assets.

         "Series 1996-1 Collections" shall mean with respect to any Accrual Period, the sum of the following amounts: (i) the Monthly Payments with respect to Series 1996-1 Leases and Series 1996-1 Leased Vehicles received by the Administrative Agent, including applied Payaheads; plus (ii) Administrative Purchase Amounts deposited in the Series 1996-1 Collection Account pursuant to Sections 4.5 and 4.7 of the Administrative Agency Agreement or Section 3.3 of the Asset Contribution Agreement plus (iii) Sale Proceeds with respect to Series 1996-1 Leased Vehicles received by the Administrative Agent; plus (iv) Recoveries with respect to Series 1996-1; plus (v) Liquidation Proceeds with respect to Series 1996-1; and plus (vi) Voluntary Early Termination Proceeds with respect to Series 1996-1.

         "Series 1996-1 Collection Account" shall mean the account designated as such in Section 5.1(a) of the Series 1996-1 Supplement as the Series Collection Account for Series 1996-1.

         "Series 1996-1 Comerica Fee" shall mean the Specified Asset Comerica Fee relating to the Series 1996-1 Assets, which shall be equal to the Series 1996-1 Percentage of the monthly fees and expenses of Comerica payable pursuant to Section 6.8 of the FCTT Agreement.

         "Series 1996-1 Credit Loss" shall mean, with respect to Series 1996-1 and any Collection Period, (i) the Specified Asset Charged-Off Amount with respect to Series 1996-1 for the Collection Period minus (ii) Recoveries with respect to Series 1996-1 received during the Collection Period.

         "Series 1996-1 Cut-Off Date" shall mean the Series Cut-Off Date with respect to the Series 1996-1 Assets and the Series 1996-1 Certificates, which date is October 31, 1996.

         "Series 1996-1 Issue Date" shall mean the date designated by the Administrative Agent, pursuant to Section 4.3 of the FCTT Agreement, as the Series Issue Date with respect to the Series 1996-1 Assets and the Series 1996-1 Certificates, which date is November 26, 1996.

         "Series 1996-1 Lease" shall mean each Specified Lease listed on Schedule A to the Series 1996-1 Supplement.

         "Series 1996-1 Leased Vehicle" shall mean each Specified Leased Vehicle listed on Schedule A to the Series 1996-1 Supplement.

         "Series 1996-1 Payahead Account" shall mean, the account designated as such pursuant to Section 5.1(b) of the Series 1996-1 Supplement as the Series Payahead Account for Series 1996-1.

         "Series 1996-1 Payments Account" shall mean the account designated as such pursuant to Section 5.1(c) of the Series 1996-1 Supplement.

         "Series 1996-1 Percentage" shall mean, as of any date, the percentage equivalent of a fraction, (i) the numerator of which is the Series 1996-1 Asset Amount and (ii) the denominator of which is the Aggregate FCTT Asset Amount.

         "Series 1996-1 Residual Loss" shall mean, with respect to Series 1996-1 and any Collection Period, the following amounts with respect to the Collection Period: (i) the aggregate Residual Values of all Series 1996-1 Leased Vehicles with respect to which the Scheduled Lease End Dates has occurred and the related Auction Proceeds have been received minus (ii) Auction Proceeds of such Series 1996-1 Leased Vehicles and minus (iii) amounts with respect to Excess Wear and Tear and Excess Mileage assessed in connection with such Series 1996-1 Leased Vehicles.

         "Series 1996-1 Specification Notice" shall mean the Series Specification Notice relating to the Series 1996-1 Assets.

         "Series 1996-1 Supplement" shall mean the Series 1996-1 Supplement to the Administrative Agency Agreement dated as of November 26, 1996 among Ford Credit as Administrative Agent and initial Beneficiary, Ford Credit Leasing as initial Beneficiary and Comerica Bank as trustee of FCTT.

         "Subordinated Noteholder" shall mean, as of any date, the Person in whose name a Subordinated Note is registered on the Subordinated Note Register. When used with respect to any Subordinated Note, the "related Subordinated Noteholder" shall mean, as of any date, the Person registered on the Subordinated Note Register with respect to such Subordinated Note.

         "Subordinated Note Interest Rate" shall mean the per annum rate at which interest accrues on the Subordinated Notes, which shall be 6.00%.

         "Subordinated Notes" shall mean the 6.00% Asset Backed Subordinated Notes issued by the Lease Trust pursuant to the Lease Trust Agreement.

         "Transfer Agreement" shall mean the agreement dated as of November 26, 1996 between RCL Trust 1996-1, as transferor, and Lease Trustee, as transferee.

         "Transferor Purchase Option Net Proceeds" shall have the meaning set forth in Section 9.1 of the Program Operating Lease.